Exhibit 99.1

Final Transcript Conference Call Transcript DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call Event Date/Time: May 05, 2009 / 03:00PM GMT

Thomson StreetEvents	www.streetevents.com	Contact Us	1

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

 Ryan McGrath
 Drew Industries Incorporated - IR, Lambert, Edwards

 Fred Zinn
 Drew Industries Incorporated - President, CEO, Director

 Joe Giordano
 Drew Industries Incorporated - CFO, Treasurer

 Jason Lippert
 Drew Industries Incorporated - President, CEO Lippert Components

 Leigh Abrams
 Drew Industries Incorporated - Chairman

CONFERENCE CALL PARTICIPANTS

 Larry Solow
 CJS Securities - Analyst

 David Wells
 Thompson Research Group - Analyst

 Barry Vogel
 Barry Vogel & Associates - Analyst

 Arnold Brief
 Goldsmith & Harris - Analyst

PRESENTATION

Operator

 Good day, ladies and gentlemen. And welcome to the first quarter 2009 Drew Industries Incorporated earnings conference call. (Operator instructions)

I would now like to turn the presentation over to Mr. Ryan McGrath with Drew's Investor Relations. Please proceed, sir.

Ryan McGrath - Drew Industries Incorporated - IR, Lambert, Edwards

 Thank you. Good morning, everyone. And welcome to the Drew Industries 2009 first quarter conference call. I'm Ryan McGrath of Lambert, Edwards, Drew's investor relations firm. And I have with me members of management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO, and a Director of Drew; Jason Lippert, President and CEO of Lippert Components, and Kinro, and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our quarterly results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially than those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2008 and in our subsequent Form 10-Qs, all filed with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

Thomson StreetEvents	www.streetevents.com	Contact Us	2

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Thank you very much, Ryan. As I'm sure you're all well aware, positive signs for the economy and for the RV and manufactured housing industries have been few and far between. Loans for consumers and dealers are still very difficult to obtain. Consumer confidence, while it was up in April, remains very low by historical standards. And there are a lot of heavily discounted foreclosed site-built homes on the market.

However, recently I've heard that some investors and analysts are beginning to sense a shift in some of these conditions. If nothing else, the degree of uncertainty is diminished about how bad the economy will get. And the uncertainty did have a terrible impact on consumer confidence and economic activity in recent months.

Some of the data seems to indicate that housing prices in many parts of the country have fallen enough to at least tempt wary buyers to start looking at homes once again. And if that's true, the inventories of foreclosed homes could begin to decline to a more reasonable level.

We've also seen some signs of seasonal improvement from some of our customers, some of which increased their production schedules and are planning to bring back some laid off workers. One RV industry analyst reported seeing faint signs of a bottom in the industry. A few months ago, none of us were sure there would be any seasonal improvement this year.

But of course, this doesn't imply that we're out of the woods yet and that people will soon be out in droves buying RVs and manufactured homes. Rather, while the recession remains severe, it no longer looks like the world is going to end. And although we have a long way to go, consumers eventually will come out of hiding.

While it's more pleasant to think about an eventual recovery in our markets, we have to remain cautious. And we have to deal with the current economic realities. As we discussed in the press release, that's just what we've been doing.

Jason Lippert and his management team at Lippert Components and Kinro have continued to take all prudent steps to reduce costs and improve operating efficiencies while still maintaining outstanding product quality and customer service. In fact, over the last three years, they've consolidated 27 manufacturing facilities and reduced their production workforce by more than half.

We expect these efforts to benefit 2009 operating results by nearly $9 million compared to 2008. And with our average incremental margin of about 20%, this should reduce our breakeven sales level by nearly $45 million.

But more importantly, cost reduction and efficiency improvement have become ingrained in our management and in our planning. And that should improve our profitability for years to come.

Economic and industry conditions are unlikely to quickly improve. So, we're continuing to identify additional cost reductions, which we'll be able to implement if conditions warrant. If necessary, we'll take all appropriate steps to respond to economic conditions by streamlining our operations even further, but always maintaining product quality and customer service.

At the same time, we continue to take advantage of opportunities to grow. Since 2001, we've more than quadrupled our content for travel trailer and fifth-wheel RV through acquisitions, market share growth, and new product introductions. And we continue to develop and introduce new product lines, as we remain focused on growth.

We also remain very confident that our industries will bounce back. RVing is still extremely popular with millions of Americans. Even in this terrible economy, more than 100,000 families are expected to buy new RVs this year. RV campgrounds are still very active and many thousands of RVers are planning their summer vacations to our country's National Parks and attractions, which by the way, are being enhanced through recently announced projects funded with $750 million of stimulus money.

Further, over the last nine months, retail sales of RVs have outpaced wholesale production as dealers have reduced their inventories. Once credit conditions improve and dealer inventories reach a low point, industry production levels should improve. And with the Small Business Administration's recently announced expansion of eligibility to include loans for some RV dealers, there may be some help on the way.

It's worth noting again that following the last three recessions, the RV industry grew more than 20% the first year of recovery. So, I'm confident that RVing is here to stay and the RV industry will thrive in the years ahead.

Thomson StreetEvents	www.streetevents.com	Contact Us	3

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

I'm also even going to go out on a limb and say that I think there's opportunity ahead for the manufactured housing industry. For the past decade, this industry has been beleaguered by problems. First it was easy credit, then tight credit, then competition due to sub-prime loans. And now, a recession and excess inventory of heavily discounted foreclosed site built homes.

But I think the time for affordable manufactured housing to begin a modest recovery is coming. Not right away, but once the inventory of site built foreclosed homes is reduced to a more reasonable level, and Americans begin to look for other affordable housing alternatives. In the meantime we hope that the recently enacted tax credit for first time homebuyers of up to $8,000, along with increased lending limits for FHA insured loans on manufactured housing will provide some impetus for consumers to buy.

While it's been very difficult to operate during a recession this severe, there has been a silver lining. We have a great management team that has proven its ability to mange through very difficult times. Through their proactive and aggressive efforts, we've become leaner and more efficient. We've continued to expand our product lines. And we're exploring adjacent markets, for example our new Tow-N-Stow product, which we described in the press release. And just as important, through strong cash flow, we've built a solid balance sheet, increasing our net cash position by $8 million since December 31, 2008.

There are almost certainly still some difficult days ahead. But with our improved cost structure and expanded product lines, when the recession ends, we'll be in an excellent position to be even stronger than we were before. And through our stock ownership and pay for performance incentive compensation programs, we remain highly motivated to ensure that Drew succeeds.

Now I'll ask Joe to discuss our results in some more detail.

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Thank you, Fred. Excluding the goodwill impairment charge and the $4.9 million in extra expenses resulting from the weak RV and manufactured housing industries that we described in the press release, the decline in our operating profit for the 2009 first quarter was almost entirely caused by the $98 million organic drop in sales. And that organic sales decline resulted from reduced industry-wide production both because in this environment it's difficult for dealers and consumers to get financing and because consumers are reluctant to make big-ticket discretionary purchases. As a result, many of our customers' plants closed in mid-November and did not reopen until late January or in some cases, early February.

Of the $4.9 million in extra expenses, $2.5 million are included in cost of sales, with the balance of $2.4 million in selling, general, and administrative expenses. We do not expect to have most of these extra expenses in the second quarter of 2009, but there will be a more modest amount of severance and facility closure costs.

Excluding these extra expenses from the Q1 results as a percent of sales, cost of sales was 88% and SG&A was 21%, consistent with the results from the fourth quarter of 2008. However, in the first quarter of 2008, again as a percent of sales, cost of sales was 77% and SG&A, excluding the $1 million gain on the sale of two facilities was 15%. The increase, as a percent of sales from the prior year in both cost of sales and SG&A were primarily due to the spreading of fixed costs over a smaller sales base, which more than offset the cost cutting measures during the quarter.

Higher raw material costs, which added approximately $800,000 to cost of sales in the first quarter of 2009 will also continue to moderately impact the second quarter of 2009.

Liquidity and a strong balance sheet continue to be our top priorities. Our cash balances have continued to grow in April, even though we have recently reduced debt by another $1 million and made a $4.6 million tax payment. In 2009, our cash balances have remained in JPMorgan Chase in fully FDIC insured accounts, but as our cash balances continue to increase, we are looking at the direct purchase of short-term treasury securities to increase our return.

Our strong cash flow is largely due to operating management's ability to lower our inventory balances by $19 million through March. We are continuing to realize the benefits of lowering inventory in April. At March 31st, we had less than a two-week supply of finished goods on hand.

Because of the continued industry weaknesses, we are also continuing to closely monitor our receivable balances from customers. Based on our trailing 12-month EBITDA, the maximum leverage ratio covenant in both our line of credit and shelf-loan facilities declined to 1.25 times the trailing 12-month EBITDA, which limits the additional borrowing availability under these facilities to $23.3 million at March 31, 2009.

Thomson StreetEvents	www.streetevents.com	Contact Us	4

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

However, due to our current cash position and the cash expected to be generated over the balance of 2009, it is anticipated that this restriction will not affect the Company.

During the first quarter of 2009, in connection with the goodwill impairment analysis described in our press release on April 24th, we reviewed the recoverability of other intangible assets and other long-lived assets also. Based on our analysis, no impairment was recorded. However, the declines in our industries have been severe and we will continue to monitor these industries in our results.

In April 2009, we sold one facility with a carrying value of $500,000 for a modest gain and leased another owned facility for the next two years. We are currently in the process of selling five additional closed facilities and some vacant land, as well as attempting to sublease vacant leased facilities. The estimated fair value of these owned properties approximates the current carrying value of $5 million.

One of these facilities, with the carrying value of $400,000 is under contract and is scheduled to be sold for book value in the second quarter of 2009. Each quarter, we review the carrying value of these facilities and if market values have declined, we promptly adjust the carrying amount to the new lower value. On the other hand, any increase in value is deferred until the facility is sold.

In the first quarter of 2009, we recorded extra expenses of $1.2 million for owned and leased facilities, which have been vacated. This $1.2 million was included in the $4.9 million of extra expenses described in the press release.

Our tax rate in the first quarter of 2009 was 35%, which is a combination of a 34.8% rate on the goodwill impairment charge and a 35.9% rate on the remaining operating results. A portion of the goodwill is not deductible for tax purposes, thus lowering the tax benefit recorded on this impairment charge. The 35.9% rate on the remaining operating results was lower than the 38.6% rate for all of 2008 as the tax benefit on the losses incurred in the first quarter of 2009 was slightly offset by the effect of permanent tax differences and tax reserve adjustments.

In the press release, we cited our content for travel trailer and fifth-wheel RV, noting that it had increased by $183 per unit over the past 12 months. For the 12-months ended March 2009, our content per manufactured home produced was $1,653, about the same as the $1,652 reported last quarter, but down slightly from the $1,680 reported for the 12 months ended March 2008.

Thank you for your time. Now I'll turn it back over to Fred.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Thanks, Joe. Ann, now we can open it up for questions.

QUESTION AND ANSWER

Operator

 Okay. (Operator instructions) And the first question comes from the line of Torin Eastburn with CJS Securities. Please proceed.

Larry Solow - CJS Securities - Analyst

 Hi, good morning. It's actually Larry Solow calling in for Torin. How are you? Can you provide a little more color? I know -- I see in your press release you say that your RV content is going down for -- your content that your Company normally provides. Any more color on that?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, it's not that our content is necessarily going down, it's that there are -- there's been a greater decrease in the larger types of RVs. The fifth-wheel RVs are off industry wide more than the smaller travel trailers. And of course, we have more content in the larger RVs. The upscale RVs have more features like slide outs and hydraulic leveling devices, and such. So, we do lose a little bit in that case.

Thomson StreetEvents	www.streetevents.com	Contact Us	5

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Larry Solow - CJS Securities - Analyst

 Okay. And then in terms of the higher material costs, I know you purchased some steel at a higher cost last year. How much longer do you think it will run? And how much longer will it take to run through your P&L? Any ideas?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 It's going to be modest going forward. At least in all our estimates. I'm sure we'll see a little bit of it in the second quarter, probably a little bit in the third quarter as it kind of peters out. It's -- we are tracking our inventory by plant, so most plants are running out of the higher priced inventory as we get into the second quarter, and more and more will run out of the higher-priced inventory as we move to the end of the second quarter and into the third. But it should be reasonably modest going forward.

Larry Solow - CJS Securities - Analyst

 Got you. Hey, great. Thanks.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Okay.

Operator

 And the next question comes from the line of David Wells with Thompson Research Group. Please proceed.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Hey, David.

David Wells - Thompson Research Group - Analyst

 Good morning, everyone. I apologize; I jumped on the call late. But I don't know if you gave any color on the obsolescence in inventory and just -- is there additional inventory that's at a risk to be marked down as well? Or was that just a one-time thing?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 I think it's largely a one-time thing. Any time you have a downturn in the economy and you have customers that are cutting back on their production schedules, and the types of products that they order from us, you're at risk. But I think we took a very hard look in the first quarter at all of our obsolescence exposure. And I think we've identified everything that currently was at risk. Joe, do you have anything else? Or Jason, anything else to add on that?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 No.

 David Wells - Thompson Research Group - Analyst

 All right. And maybe, if you could just walk us through the process of the -- of how you evaluated the goodwill to reach that impairment. I guess I'm a little surprised to see the full balance written down. And is that a discounted cash flow process? And is it just the kind of carry-through effect of the current assumptions in the market? Or any color on that would be helpful.

Thomson StreetEvents	www.streetevents.com	Contact Us	6

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, it's two things. I'll ask Joe to fill in. But it's two things. One, certainly the projection for the year by the RVIA in terms of industry unit sales is down from where it was at the end of the year. Further, because of the uncertainties in the credit markets, the discount rate that we're using to forecast the present value, of forecasted cash flows is way up. Joe, do you want anything to that?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 I think Fred really nailed it. I mean the discount factor is a very significant piece. And the calculation when you get into it also looks to other assets such as the names and stuff that have been developed in house are going to the calculation. And there's a lot of value that's been developed, which gets analyzed and considered for that write-off.

So, basically, what happens is if it is -- once you reach the conclusion that your goodwill is impaired and you're trying to figure out how much, there's another test. And that other test not invariably, but quite often will result in writing off the full or very large portion of your goodwill. It's just way the accounting rules work.

David Wells - Thompson Research Group - Analyst

 Okay. That's helpful. Any color that you could give about the bankruptcies that we've seen in the industry and I guess bad debt did take off in the quarter. That's something that was unexpected and perhaps is -- well where do your allowances stand for your AR at this point?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 We did reserve a fair portion of the receivable balances from the customers that were at risk at the end of the year. Probably more than half, but there were -- there was a little bit of receivables that we did have to write off those accounts and some other smaller accounts. Joe, you know what the receivables --?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Yes, I mean at the end of March, I mean we are adequately reserved for the existing balances that we have and for the companies we know of that are in bankruptcy. And we do a very good job, our credit team, with keeping balances low and keeping them current. And we cannot -- the end of the year was a perfect example, we couldn't create reserves for balances we didn't have.

So, if we thought a company could have some problems, but we had no balance, there was no way to keep a reserve on the books. And the same thing goes at March; on our low balances we believe we have them adequately covered.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 I think a lot of times we talk about the excellence of our operating management and certainly they deserve it, but really the credit guys are -- they've done a great job of keeping us well protected.

David Wells - Thompson Research Group - Analyst

 Okay. And then, just last question, I know you discussed some of the FEMA revenues to come over the -- I guess the second and third quarter. Is that $3 million to $4 million benefit, is that -- should we look at that kind of half in second quarter, half in the third quarter? Or is it a little bit lumpier one way or the other?

Thomson StreetEvents	www.streetevents.com	Contact Us	7

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, Jason, do you have a feel for that?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes, I think that's fair. Half and half (Inaudible)

David Wells - Thompson Research Group - Analyst

 All right. That takes care of my question. Thank you.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Okay.

Operator

 And the next question comes from the line of Barry Vogel with Barry Vogel & Associates. Please proceed.

Barry Vogel - Barry Vogel & Associates - Analyst

 Good morning, gentleman.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Hey, Barry.

Barry Vogel - Barry Vogel & Associates - Analyst

 First I want to go over to the manufactured housing area. And in the last couple of calls, people have been asking about the FHA. And of course, the FHA has been extremely aggressive in doing mortgages for regular -- for conventional housing. And their share of the market has gone up -- grown dramatically. But can you tell us what you know about the FHA's involvement with manufactured housing as we speak? And have they been -- have they implemented those new loan standards to the best of your knowledge?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, I think in early April or last days of March, something like that, they did implement the new loan standards. I think we're all waiting to see what kind of impact there's been or there will be. So far I don't think it's anything great. Obviously you can tell from the industry shipping numbers it hasn't been anything great yet.

I think it's a matter of the entire real estate market's still being so soft that nobody's buying anything. But, Leigh, had you heard anything further from the MHI?

Leigh Abrams - Drew Industries Incorporated - Chairman

 No, but something to keep in mind that if it was just implemented in early April, it would take 60 to 90 days to close a mortgage. So, we really haven't felt the impact of it yet. But financing still remains a problem because even when a mortgage is agreed to, that the banks are so cautious that where it used to be 30, 60 days, now it could be 90 and 120 days. So, it's just too early to tell.

Thomson StreetEvents	www.streetevents.com	Contact Us	8

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, and as far as a comment that Fred made about you need for foreclosed homes to diminish to help manufactured housing, obviously we may have to wait a decent amount of time because this whole foreclosure situation keeps on going like the Energizer bunny. And so, do you think that the outlook for manufactured housing this year will continue to be pretty bad for the balance of the year?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, I'm not an economic expert, but certainly it will take a while for the level of foreclosed homes to be reduced. Although you really almost have to look at it on a regional basis. Some parts of the country it could recover before others. Hopefully manufactured housing will gain a little bit in those markets. But I think it's reasonable to expect that it's not going to be a matter of a few months or ever a couple of quarters for the foreclose situation to improve.

Barry Vogel - Barry Vogel & Associates - Analyst

 Now, as far as bad debts, do you have any bad debt reserves for manufactured housing?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Sure. We look at every single significant account; we look at the aging. I mean Joe can tell you the details, but we do a very, very thorough job.

Barry Vogel - Barry Vogel & Associates - Analyst

 Yes, Joe, can you give us the details of the bad debt reserves of the manufactured housing as well as RVs in two separate numbers?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer
 I don't have that information broken out between the various segments.

Barry Vogel - Barry Vogel & Associates - Analyst

 What's the entire bad debt reserve at the end of at the end of March?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 At the end of March, if you want to hold on for a second, I can probably --

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, while Joe's looking that up I can tell you that certainly three-quarters of our revenues are on the RV segment (inaudible).

Barry Vogel - Barry Vogel & Associates - Analyst

 I know that.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 And also some of our - we had more accounts at risk on the RV side. So, I would guess the balance or the larger portion of the balance is in RV.

Thomson StreetEvents	www.streetevents.com	Contact Us	9

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Yes, the AR reserve in March is about $2 million. And that's up about $600,000 from the year-end, with that increase primarily due to specific bankruptcies.

You have to put it into perspective too. Sales were still not particularly strong, although a little better in March than in previous months, still not particularly strong. So, the balances aren't that high at the companies that are -- the customers that are at risk.

Barry Vogel - Barry Vogel & Associates - Analyst

 Now, can you tell us what the P&L hit was in the first quarter of '09 for bad debt reserves?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 In the first quarter of '09 was about $600,000. And that $600,000 is included in the $4.9 million of extra expenses.

Barry Vogel - Barry Vogel & Associates - Analyst

 And what was it in the first quarter of '08 to look at it (inaudible)?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 On the order of half of that, I would say.

Barry Vogel - Barry Vogel & Associates - Analyst

 Why is the number so small given all the bankruptcies in the RV business?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Because we're good. Because the credit guys are good.

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 That's right.

Barry Vogel - Barry Vogel & Associates - Analyst

 You mean you're good about what?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 We're good at identifying as early as possible exposures that we have. So, we don't wait until there's a bankruptcy, but in December we identified some and took some then.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Correct.

Thomson StreetEvents	www.streetevents.com	Contact Us	10

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

 All right. So, Monaco --

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Also, Barry, as you know, we have only 20 day sales outstanding in receivables, so we're not only good at identifying the exposures, we're good at minimizing the exposures by keeping the balances low.

Barry Vogel - Barry Vogel & Associates - Analyst

 That's very impressive. Now, Fleetwood and Monaco I would presume are included in your bad debt situation at the end of March.

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Yes, sir.

Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. And Fred, can you take -- give us a little color on the seasonal up tick in RVs? More color than you gave us before?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, I think the biggest information I can give probably already is in this -- in the press release that we were -- our total, our consolidated sales were up 19% in April over March. And if you look back in prior years, kind of before this last two or three-year period, where things were a little skewed, that's pretty high relative to those prior years. I think when Joe and I looked back, typically it was 0% to 10% increase from March to April. So, that's a good sign. And you can expect that a better part of that or a good part of that was in RVs.

Barry Vogel - Barry Vogel & Associates - Analyst

 No, I understand that. No, that's pretty good considering what was happening in January and February.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Right. And then Jason, maybe -- is there anything else we can add about a little bit of color on how our customers' outlooks are changing in the season?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes, there's definitely a huge difference between April and February. We're seeing a lot of manufacturers that have their orders currently backlogged up until the July shutdown. So, that's a pretty positive sign that manufacturers aren't hand to mouth right now and waiting every week for their orders like they were in earlier this year and late last year. So, the July shutdown schedules that I've seen look as good or better than next year in terms of the amount of time they're shutting down. So, there's a lot of positive news to talk about right now.

Thomson StreetEvents	www.streetevents.com	Contact Us	11

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, and as always, Fred, additional closures of plants. I know you've been very aggressive and you've been very successful in doing this early. But looking at everything where it is today and assuming it's not going to get worse, did we -- are there any closures that might happen or basically it's over?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Jason, what do you have on the drawing board?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 As far as specific plant closures?

Barry Vogel - Barry Vogel & Associates - Analyst

 Yes, from here going forward.

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes, right now we're -- we've got two that are in process. And --

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Those are included in the closures we mentioned in the release (inaudible).

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes. So, two that are in process, but I mean we're down to -- we won't do a whole lot more consolidation. I see us opening up more space before I see us closing down more at this point. We're working five days at -- and then six days at some factories right now. And if things slow down after July then we might slow back down to four days at those plants or just partial weeks. But don't see us having to look at anything in the near future.

Barry Vogel - Barry Vogel & Associates - Analyst

 You saying that you're averaging five days on the RV supply plants that are operating?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes.

Barry Vogel - Barry Vogel & Associates - Analyst

 That's pretty good improvement.

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes, and a lot of that's due to the consolidation, so.

Thomson StreetEvents	www.streetevents.com	Contact Us	12

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 The good news is clearly that demand is up a bit, more than a bit, in April, and looks like in May. But we don't have a lot of vision. Our customers can't tell us what's going to happen in August, September, October yet. And the economy's still uncertain enough that we have to be cautious.

Barry Vogel - Barry Vogel & Associates - Analyst

 No, I understand that. Now as far as acquisitions, you would think that given your tremendous financial condition versus your competitors' -- of course I don't know who your competitors are, they're mostly private companies, I'm sure. Wouldn't this be an opportune time to take advantage of this in terms of acquiring something that's a good fit for very little money?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, obviously it would be a great time to do it. But we are going to make sure we prioritize and do the great deals. The downside or the difficulty is that sellers also expect that the future will be better than today. And so, they're not willing to price their companies at today's, I don't know, production levels or today's profitability. So, it's going to be very hard to come to terms with anybody.

Where we hopefully will see some activity is either in, as we have over the past year, in some ideas for new products, where the inventor can't get financing or turns to us because we can give them a bigger market share. Or where a supplier of other products just can't continue anymore and needs a way out and we can provide him with that way out at a modest cost.

But we'll continue to look at acquisitions; we're just going to make sure we'll do only the great ones.

Barry Vogel - Barry Vogel & Associates - Analyst

 Now, as far as new products, I know you've been very successful in finding that inventor of that product. And unfortunately, some of the interesting products you've had (inaudible) over the last couple of years (inaudible) running into a declining market and then a depression. So, you really could not have benefited as much as you could if the industry continues to recover. Are there any new products or with -- that you're in the process of doing that might become -- we might become aware of during the balance of the year?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, you saw in the press release the disclosure on the Tow-N-Stow product. A little bit outside of our sweet spot, but something that we're very happy to see.

Barry Vogel - Barry Vogel & Associates - Analyst

 Tow -- what is it? Tow and --?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Tow-N-Stow.

Barry Vogel - Barry Vogel & Associates - Analyst

 And could you explain that a little bit briefly?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 No, I couldn't, but I'm sure Jason can.

Thomson StreetEvents	www.streetevents.com	Contact Us	13

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes, it's a -- you can go to the website. It's tow-n-stow.com. That'd kind of give you some video and a good look at the product. But it's basically a little tiny 5 by 8 trailer with a (inaudible) thermoform cover that you can convert into a shed. So, long story short, the market we're looking for is the people that want to have a trailer whether it's to carry their lawnmower or do whatever, landscaping, stuff like that, that can't keep it in their yard because of a residential ordinance or something like that. You can convert it in about 15 seconds into a shed that you can put in your garage or put up against your house. But you go to the website and that'll show you -- give you a pretty good look for what we've got.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Yes, the website looks great. And it's being shown this week at the National Hardware show in Las Vegas, so in a few weeks, we'll have a better indication of the acceptance.

Leigh Abrams - Drew Industries Incorporated - Chairman

 And it's also a patented product. Or a patent pending product.

Barry Vogel - Barry Vogel & Associates - Analyst

 Who would sell these -- who would you distribute it to? Or who would you sell it to?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 That's mainly distributors around the country that sell trailers or we're looking at some -- for some big (inaudible) right now. Like Costco. We're looking at several different options right now and kind of just taking it slow to see where the biggest hit for our volume's going to be.

Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. Thanks very much. Continue the great work you guys do.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director
 Thank you.

Operator

 (Operator instructions) And our next question comes from the line of Arnold Brief with Goldsmith & Harris. Please proceed.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Hey, Arnie.

Arnold Brief - Goldsmith & Harris - Analyst

 Yes, you gave -- hi, good morning. You gave some numbers on the breakeven. You said it declined $45 million. Did you give a number what it declined to?

Thomson StreetEvents	www.streetevents.com	Contact Us	14

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 No, I didn't. And we don't give our forecast. But we give you almost enough information to do a forecast. You have to add some of your own projections, but our -- with our incremental margin being about 20%, you can take a quarter or a year before this downturn and project out what we would be with a -- at a lower sales rate based on that 20% incremental margin, adjusting for all the cost savings that we've had. But we don't give it out.

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 (Inaudible) the number down.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Excuse me?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 I said, and we're continuing to work that breakeven number down.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Absolutely.

Arnold Brief - Goldsmith & Harris - Analyst

 Second question. If you looked at April sales, without making a forecast, but just looking at April actual results, excluding any nonrecurring unusual charges, was April in the black?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 It's too early to tell. It's -- we still have the issue of the higher material costs. We're not quite sure how much will flow through there. But let's say we're encouraged.

Arnold Brief - Goldsmith & Harris - Analyst

 Okay. You introduced the Tow-N-Stow product. You must have done some market research, so could you give us some feel for how big the market for this product could be?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Jason, do you have anything on that?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 I don't have all that data at my fingertips. But we did do some extensive market research with some special marketing firms that study the demographics and they tested different populations and if we weren't encouraged by the results that we got, we wouldn't have gone forward with the project. So, we're pretty optimistic on how well we think we can do and anytime we can do a product that's got a patented design like this product does, we're -- we can very much limit competition. It's -- those kinds of projects usually turn into very lucrative deals for us. So.

Thomson StreetEvents	www.streetevents.com	Contact Us	15

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Arnold Brief - Goldsmith & Harris - Analyst

 What does it sell for?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 I believe the retail shoots north of $2,000 per copy.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 (Inaudible) it's all still kind of pending. Have to see what kind of retail acceptance it has and where our customers' price it.

Arnold Brief - Goldsmith & Harris - Analyst
 All right. You also made some comment about an entry door and you were looking at other markets for this entry door. Could you elaborate a little bit?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Yes, we're doing real well with the entry door product right now. We started production just in January. We acquired some assets in early December, started production in January and we're building about 850 doors a week right now. Mainly for the RV towable trailers, but we're looking at -- we're selling our first cargo trailer doors for enclosed cargo trailers next month. We're looking at anything that's towable -- any towable products that have an entry door. So, we'll be looking into the equestrian and other cargo trailer markets as well. So.

Arnold Brief - Goldsmith & Harris - Analyst
 What does it sell for roughly?

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 The doors?

Arnold Brief - Goldsmith & Harris - Analyst

 Yes.

Jason Lippert - Drew Industries Incorporated - President, CEO Lippert Components

 Depending on the door and whether it has a screen door, and some of the enhanced options, anywhere from $140 to $170 apiece.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 I have seen the door. It's a nice looking door. It's got some nice features on it that our competition doesn't have. So, we're very, very encouraged by that.

Thomson StreetEvents	www.streetevents.com	Contact Us	16

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Arnold Brief - Goldsmith & Harris - Analyst

 A final question. We've been waiting for manufactured housing to turn for 10 years, as you pointed out. There always seems to be another problem. This industry seems to be in more of a secular decline than just a cyclical decline. You have introduced some other products like the Tow-N-Stow. You were messing around with some bath products, if I go back in memory.

Isn't it time for this Company, with given it's management capability, it's manufacturing capability, to put a third leg on the stool and stop waiting for housing -- manufactured housing to turn and start developing a third market and some -- in an area of growth that -- if manufactured housing turns, it's the ice cream on -- it's the icing on the cake, but isn't it time to start doing something organically in terms of developing a third leg on the stool?

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 That's a very good question. And first of all, I don't really think we're kind of waiting for manufactured housing to come back. And I do think it has been, as you said, a secular change in the manufactured housing. I don't think any of us sit here and expect that we'll see 250,000, or 300,000 or 350,000 manufactured homes. But it doesn't take anywhere near that much to have a significant impact on Drew and on the industry.

I've been over some of those numbers. A 10,000-unit increase -- 10,000-home increase, which is not a whole hell of a lot in a country as big as ours, can be $0.08 or $0.09 a share for Drew if everything stays the same.

So, we're not waiting for it get back to where it was, but we do expect that we'll continue to -- that we'll start to see some growth in manufactured housing.

In terms of another leg, I don't know if I'd put it that way, but I think we will be -- we need to and will be looking at adjacent markets, other types of products where we have the expertise not only to manufacture it but hopefully a little bit of expertise on the marketing or where we can buy expertise on the marketing.

So, I think the answer is yes, but. Yes, this is something we need to do, but in this economy, we still need to be very cautious. We're not going to go out and make a huge bet on some new industry. We're just now looking and maybe we'll put our toes in the water. But it's a direction that we will need to go over the coming years.

Arnold Brief - Goldsmith & Harris - Analyst

 Thank you.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Okay.

Operator

 And there are no further questions at this time. I would now like to turn the call back over to Mr. Fred Zinn for closing remarks.

Fred Zinn - Drew Industries Incorporated - President, CEO, Director

 Well, thank you all very much for participating. I know this was a tough quarter and we all wish our results would have been better for the quarter. But given the state of the industry, given the state of the economy, we're pleased with what we did, we're pleased with how we're coming along in the second quarter, and we're pleased with the longer-term outlook for RVs and manufactured housing. So, thank you again and we look forward to talking with you in about three months.

Thomson StreetEvents	www.streetevents.com	Contact Us	17

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May 05, 2009 / 03:00PM GMT, DW - Q1 2009 Drew Industries Incorporated Earnings Conference Call

Operator

 Ladies and gentlemen, thank you for your participation in today's conference. This concludes the presentation and you may now disconnect. Have a good day.

Editor

 Forward-Looking Statements

This document may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's common stock and other matters. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this document and in our Form 10-K for the year ended December 31, 2008, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to the matters identified in this document, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, continuing sales decline in the RV and manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may continue to affect the retail sale of recreational vehicles and manufactured homes.

DISCLAIMER
Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us	18

© 2009 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.